As filed with the Securities and Exchange Commission on April 5, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HOSPITALITY PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	6798	04-3262075
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

400 Centre Street

Newton, Massachusetts  02458

(617) 964-8389

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John G. Murray

President, Chief Operating Officer and Secretary

Hospitality Properties Trust

400 Centre Street

Newton, Massachusetts  02458

(617) 964-8389

(Name, address, including zip code, telephone number, including area code, of agent for service)

Copy to:

Alexander A. Notopoulos, Jr., Esq.

Sullivan & Worcester LLP

One Post Office Square

Boston, Massachusetts  02109

(617) 338-2800

Approximate date of commencement of proposed sale to the public: As soon as practicable following the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
5.625% Senior Notes due 2017	$300,000,000	$300,000,000	$9,210

(1)           Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS DATED APRIL 5, 2007

The information in this prospectus is not complete and may be changed. We may not sell or offer these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

$300,000,000
Offer to Exchange
All Outstanding 5.625% Senior Notes Due 2017
for
5.625% Senior Notes Due 2017
of
Hospitality Properties Trust

The Exchange Offer will expire at         a.m./p.m.

New York City time, on              , 2007, unless extended

The Exchange Notes

•        The terms of the 5.625% Senior Notes due 2017 to be issued, or the exchange notes, are substantially identical to the outstanding 5.625% Senior Notes due 2017, or the outstanding notes, that were issued on March 12, 2007, except for the transfer restrictions, registration rights and additional interest provisions relating to the outstanding notes that will not apply to the exchange notes.

•        Interest on the exchange notes accrues at the rate of 5.625% per year, payable on March 15 and September 15 of each year, with the first payment on September 15, 2007.

•        The exchange notes will be our senior obligations. They will not be secured by any of our property or assets. The exchange notes are not obligations of any of our subsidiaries. The exchange notes will be effectively subordinated to any mortgages and other secured indebtedness and to all indebtedness and other liabilities of our subsidiaries. The exchange notes, however, will rank equally with all of our other unsecured senior indebtedness, including unsecured senior indebtedness we incur in the future.

•        We do not intend to list the exchange notes on any securities exchange.

Terms of the Exchange Offer

•        Expires at         a.m./p.m., New York City time on                           , 2007, unless the offer is extended. Such date and time, as it may be extended, is referred to herein as the expiration date.

•        All outstanding notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount at maturity of exchange notes that are registered under the Securities Act of 1933, as amended, or the Securities Act.

•        Tenders of outstanding notes may be withdrawn at any time prior to the expiration of the exchange offer.

•        The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered.

•        The exchange offer is not subject to any condition other than that it must not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission.

•        We will not receive any cash proceeds from the exchange offer.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging that by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market making activities or other trading activities.

Investing in the exchange notes involves risks. See “Risk Factors” beginning on page 8 of this prospectus, as well as the risk factors that are incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2006.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offer, nor have any of these authorities determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2007

REFERENCES TO ADDITIONAL INFORMATION

This prospectus incorporates or refers to important business and financial information about us that is not included in or delivered with this prospectus. You may obtain documents that are filed by us without charge upon your written or oral request. You may also obtain the documents incorporated by reference into this prospectus, other than certain exhibits to those documents, by accessing the Securities and Exchange Commission’s website maintained at www.sec.gov.

In addition, Securities and Exchange Commission filings are available to the public on our website, www.hptreit.com. Information contained on or accessible through our website or the website of any other person is not incorporated by reference into this prospectus, and you should not consider information contained on or accessible through those websites as part of this prospectus.

We will provide you with copies of this information, without, charge, if you request in writing or by telephone from:

Hospitality Properties Trust
400 Centre Street
Newton, Massachusetts 02458
Attention: Investor Relations
Telephone: (617) 964-8389

If you would like to request copies of these documents, please do so by                           , 2007 in order to receive them before the expiration of the exchange offer. For additional information, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”.

You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or, in the case of the information incorporated by reference, its date.

i

ii

FORWARD LOOKING STATEMENTS

THIS PROSPECTUS, INCLUDING THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE, CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS CONCERN, AMONG OTHER THINGS:

•       OUR ABILITY TO EARN INCOME SUFFICIENT TO PAY REGULAR AND INCREASING DISTRIBUTIONS TO OUR SHAREHOLDERS;

•      OUR ABILITY TO PAY INTEREST AND DEBT PRINCIPAL;

•      OUR ABILITY TO COLLECT MINIMUM AND PERCENTAGE RENT FROM TRAVELCENTERS OF AMERICA LLC, OR TA;

•      OUR ABILITY TO PERFORM OUR OBLIGATIONS UNDER OUR LEASE WITH TA, INCLUDING BUT NOT LIMITED TO OUR ABILITY TO FUND IMPROVEMENTS;

•      THE BENEFITS THAT WE EXPECT TO DERIVE FROM THE TA TRANSACTION, AS DEFINED HEREIN, INCLUDING INCREASED EARNINGS, ADDITIONAL GROWTH OPPORTUNITIES AND DIVERSIFICATION; AND

•      OUR ABILITY TO COLLECT AT LEAST THE MINIMUM RENTS OR RETURNS DUE TO US FROM THE OPERATORS OF OUR HOTELS AS A RESULT OF RECENT ACQUISITIONS AND OUR INVESTMENTS IN REBRANDING.

ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE,” “EXPECT,” “ANTICIPATE,” “INTEND,” “PLAN,” “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.

IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OUR FORWARD LOOKING STATEMENTS ARE:

•       THE STATUS OF THE ECONOMY IN GENERAL OR THE HOTEL OR TRAVEL CENTER INDUSTRIES IN PARTICULAR;

•      THE ABILITY OF OUR TENANTS AND OPERATORS TO COMPLY WITH REGULATIONS, COMPETE EFFECTIVELY AND ADAPT TO CHANGES AFFECTING THEIR BUSINESSES; AND

•      THE STATUS OF THE CAPITAL MARKETS, INCLUDING THE LEVEL OF PREVAILING INTEREST RATES, AND OUR ABILITY TO OBTAIN FINANCING ON TERMS WE DEEM TO BE ACCEPTABLE OR AT ALL.

OTHER RISKS MAY ADVERSELY IMPACT US, AS DESCRIBED MORE FULLY IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006, UNDER “ITEM 1A. RISK FACTORS.”

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

iii

SUMMARY

The information below is only a summary of more detailed information included elsewhere in this prospectus or the documents incorporated herein by reference. This summary does not contain all the information that is important to you or that you should consider before investing in the exchange notes. As a result, you should read this entire prospectus as well as the information incorporated herein by reference, carefully.

As used in this prospectus, unless the context otherwise requires, the terms “HPT,” “we,” “us,” “our” and similar terms refer to Hospitality Properties Trust and its subsidiaries.

The Company

We are a real estate investment trust, or REIT. Our business strategy is to acquire real estate used in hospitality industries and enter leases and management contracts with experienced operators which generate returns or rents which exceed our cost of capital. Since we began our business in 1995, we have acquired 310 hotels with 45,656 rooms for $3.9 billion.

On January 31, 2007, we completed our acquisition of TravelCenters of America, Inc., or TravelCenters, for $1.9 billion. Upon completion of the acquisition, we restructured the business of TravelCenters and distributed all of the common shares of our former subsidiary, TravelCenters of America LLC, or TA, to our shareholders in a spin off transaction. The acquisition of TravelCenters, the restructuring of the TravelCenters business and the spin off transaction are collectively referred to herein as the TA Transaction. In connection with the TA Transaction, we acquired 146 travel centers located in 39 states and related assets. TA leases this real estate from us and has continued the fuel services and hospitality business of TravelCenters.

We are organized as a Maryland REIT. Our principal place of business is 400 Centre Street, Newton, Massachusetts 02458, and our telephone number is (617) 964-8389.

Background

On March 12, 2007, we issued $300 million of our 5.625% Senior Notes due 2017, or the outstanding notes, in a private offering to initial purchasers for resale to qualified institutional buyers in accordance with Rule 144A, raising net proceeds of approximately $296 million. We used the net proceeds from the sale of the outstanding notes to reduce amounts outstanding under the loan agreement we entered into with a group of financial institutions in connection with the financing of the TA Transaction. In connection with the offering of the outstanding notes, we entered into a registration rights agreement with the several initial purchasers of the outstanding notes, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative. Under the registration rights agreement, we agreed, for the benefit of the holders of the outstanding notes, at our cost to use our reasonable best efforts to, among other things:

•       prepare and, as soon as reasonably practicable but not later than 90 calendar days following the issuance of the outstanding notes, file with the Securities and Exchange Commissions, or the SEC, a registration statement with respect to a registered offer, or the exchange offer, to exchange the outstanding notes for the 5.625% Senior Notes due 2017 to be issued, or the exchange notes, which will not contain transfer restrictions or be subject to the registration rights or additional interest provisions;

•       cause the registration statement to be declared effective not later than 150 calendar days following the issuance of the outstanding notes; and

•       complete the exchange offer within 180 calendar days following the issuance of the outstanding notes.

A copy of the registration rights agreement is filed with the SEC as an exhibit to our Current Report on Form 8-K dated March 12, 2007 and is incorporated herein by reference.

Summary of the Exchange Offer

Securities Offered	5.625% Senior Notes due 2017.
The Exchange Offer

We are offering to exchange up to $300 million aggregate principal amount of our exchange notes, which have been registered under the Securities Act of 1933, as amended, or the Securities Act, in exchange for up to $300 million aggregate principal amount of our outstanding notes. You have the right to exchange your outstanding notes for exchange notes with substantially identical terms.

In order for your outstanding notes to be exchanged, you must properly tender them before the expiration of the exchange offer. All outstanding notes that are validly tendered and not validly withdrawn will be exchanged. We will issue the exchange notes promptly after the expiration of the exchange offer. You may tender your outstanding notes for exchange by following the procedures described under the heading “The Exchange Offer—Procedures for Tendering Outstanding Notes.”

Purpose of the Exchange Offer

The purpose of the exchange offer is to satisfy our obligations under the registration rights agreement. After the exchange offer is complete, you will not have any further rights under the registration rights agreement, including any right to require us to register any outstanding notes that you do not exchange or to pay you the additional interest we agreed to pay to holders of outstanding notes if we failed to timely commence and complete the exchange offer.

Conditions of the Exchange Offer

The exchange offer is subject to specified conditions described under the caption “The Exchange Offer—Conditions,” some of which we may waive in our sole discretion. The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered.

Extensions; Amendments

We reserve the right, subject to applicable law, at any time and from time to time, but before the expiration of the exchange offer:

•  to extend the expiration date (as defined below) of the exchange offer and retain all outstanding notes tendered pursuant to the exchange offer subject to the right of tendering holders to withdraw their tender of outstanding notes;

•  to terminate the exchange offer and to refuse to accept outstanding notes not previously accepted, if one or more specified conditions occur; and/or

•  to waive any condition or amend the terms of the exchange offer in any manner.

Denominations of Exchange Notes	Exchange notes will be issued in minimum denominations of $1,000 and integral multiples thereof.
Tenders; Expiration Date

The exchange offer will expire at         a.m./p.m., New York City time, on                    , 2007, unless we extend the exchange offer, or the expiration date. We will extend the exchange offer as required by applicable law, and may choose to extend the exchange offer in our sole discretion. If we decided for any reason not to accept any outstanding notes you have tendered for exchange, those outstanding notes will be returned to you without cost promptly after the expiration or termination of the exchange offer. See “The Exchange Offer—Procedures for Tendering Outstanding Notes” for a more complete description of the tender provisions.

Withdrawal Rights

You may withdraw tenders of outstanding notes at any time prior to the expiration date by delivering a written notice of withdrawal to the exchange agent (as defined below) in conformity with the procedures discussed under “The Exchange Offer—Withdrawal of Tenders.”

Settlement Date	The settlement date of the exchange offer, or the settlement date, will be promptly after the expiration date, which is expected to be the third business day following the expiration date.
Certain U.S. Federal Tax Consequences

An exchange of our outstanding notes for exchange notes will be regarded for U.S. federal income tax purposes as a nontaxable continuation of our outstanding notes. Immediately after the exchange, your adjusted basis, holding period and other tax characteristics in the exchange notes received will be the same as your adjusted basis, holding period, and other tax characteristics in the outstanding notes immediately before the exchange. For additional information, see “Certain U.S. Federal Tax Consequences.”

Use of Proceeds	We will not receive any cash proceeds from the exchange offer.
Procedures for Tendering Outstanding	If you wish to participate in the exchange offer and your
Notes

outstanding notes are held by a custodial entity, such as a bank, broker, dealer, trust company or other nominee through The Depository Trust Company, or DTC, you may do so through DTC’s automated tender offer program, or ATOP. By participating through ATOP in the exchange offer, you will agree to be bound by the letter of transmittal that we are providing with this prospectus as though you had signed the letter of transmittal.

If your outstanding notes are registered in your name, you must deliver the certificates representing your outstanding notes, together with a completed letter of transmittal and any other documents required by the letter of transmittal, to the exchange agent, before the expiration of the exchange offer. See “The Exchange Offer—Guaranteed Delivery Procedures.”

Please do not send your letter of transmittal or certificates representing your outstanding notes to us. Those documents should be sent only to the exchange agent. Questions regarding how to tender and requests for information with respect to the exchange offer procedures should be directed to the exchange agent. For additional information, see “The Exchange Offer—Procedures for Tendering Outstanding Notes.”

Special Procedures for Beneficial	If your outstanding notes are registered in the name of a broker,
Owners

dealer, commercial bank, trust company or other nominee, we urge you to contact that person promptly if you wish to tender your outstanding notes pursuant to the exchange offer. For additional information, see “The Exchange Offer—Procedures for Tendering Outstanding Notes.”

Consequences of Failure to Exchange

If you do not exchange your outstanding notes for exchange notes, your outstanding notes will continue to be subject to the restrictions on transfer described in the outstanding notes. In general, outstanding notes may not be offered or sold unless registered or exempt from registration under the Securities Act, or in a transaction not subject to the registration requirements of the federal securities laws and applicable state securities law. See “Risk Factors—Risks Related to the Failure to Exchange.” Following the completion of the exchange offer, we will have no obligation to exchange outstanding notes for exchange notes.

Resales of Exchange Notes

We believe that you will be able to offer for resale, resell or otherwise transfer exchange notes issued in the exchange offer without further compliance with the registration and prospectus delivery provisions of the federal securities laws, provided that:

•  you are not an affiliate of ours within the meaning of Rule 405 under the Securities Act;

•  you are not a broker-dealer who purchased the outstanding notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act;

•  the exchange notes to be received by you will be acquired in the ordinary course of your business;

•  you have no arrangement or understanding with any person to participate in the distribution, within the meaning of the Securities Act, of the exchange notes;

•  you are not engaged in, and do not intend to engage in, a distribution, within the meaning of the Securities Act, of the exchange notes; and

•  you are not prohibited by law or any policy of the SEC from participating in the exchange offer.

Our belief is based on existing interpretations of the Securities Act by the staff of the SEC set forth in several no-action letters to third parties unrelated to us. The staff has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the staff would make a similar determination with respect to this exchange offer.

If our belief is not accurate and you transfer an exchange note without delivering a prospectus meeting the requirements of the federal securities laws without an exemption form these laws, you may incur liability under the federal securities laws. We do not and will not assume, or indemnify you against, this liability.

 In addition, in connection with any resales of the exchange notes, any broker-dealer that acquired exchange notes for its own account as a result of market making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. See “The Exchange Offer—Resale of the Exchange Notes” and “Plan of Distribution.”

Dissenters’ Rights of Appraisal	Holders of the outstanding notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.
Exchange Agent

The exchange agent for the exchange offer is U.S. Bank National Association. The address, telephone number and facsimile number of the exchange agent are set forth in the “The Exchange Offer—Exchange Agent” and in the letter of transmittal.

For additional information, see “The Exchange Offer,” which includes more detailed information concerning the exchange offer.

The Exchange Notes

This summary is not a complete description of the exchange notes. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of the exchange notes, see the section entitled “Description of Exchange Notes” in this prospectus.

In this portion of the summary, the terms “HPT,” “we,” “us,” “our” and similar terms refer only to Hospitality Properties Trust and not to any of our subsidiaries. See also “Description of Exchange Notes—Definitions.”

Exchange Notes

The terms of the outstanding notes and the exchange notes are identical in all material respects, except the exchange notes offered in the exchange offer:

•  will have been registered under the Securities Act;

•  will not have transfer restrictions and registration rights that relate to the outstanding notes; and

•  will not have rights relating to the payment of additional interest to holders of outstanding notes if we fail to timely commence and complete the exchange offer.

A brief description of the exchange notes is set forth below. For additional information regarding the exchange notes, see “Description of Exchange Notes.”
Maturity	The exchange notes will mature on March 15, 2017, unless previously redeemed.
Interest Rate	The exchange notes will bear interest at a rate of 5.625% per annum.
Interest Payment Dates	Semiannually in arrears on March 15 and September 15, beginning September 15, 2007.
Ranking

The exchange notes will be our senior obligations. They are not secured by any of our property or assets, and as a result, you will be one of our unsecured creditors. The exchange notes are not obligations of any of our subsidiaries. The exchange notes will be effectively subordinated to any mortgages and other secured indebtedness and to all indebtedness and other liabilities of our subsidiaries. The exchange notes, however, will rank equally with all of our other unsecured senior indebtedness, including unsecured senior indebtedness we incur in the future.

Optional Redemption

We may redeem the exchange notes at any time at our option in whole or in part. The redemption price will equal the outstanding principal of the exchange notes being redeemed plus accrued interest (including additional interest, if any) and the Make-Whole Amount, if any. The notes will not have the benefit of a sinking fund. See “Description of Exchange Notes.”

Limitations on Incurrence of Debt

Various covenants will apply to the exchange notes, including the following:

•  We may not incur Debt if the new Debt would cause our total Debt to be more than 60% of our Adjusted Total Assets.

•  We may not incur Secured Debt if the new Secured Debt would cause our total Secured Debt to be more than 40% of our Adjusted Total Assets.

•  We may not incur Debt if the new Debt would cause the ratio of Consolidated Income Available for Debt Service to Annual Debt Service for our most recently completed four fiscal quarters to be less than 1.5 to 1, determined on a pro forma basis after giving effect to certain assumptions.

•  We are required to maintain Total Unencumbered Assets of at least 150% of Unsecured Debt.

For more information, see “Description of Exchange Notes—Certain Covenants—Limitations on Incurrence of Debt.”
Delivery and Form

The exchange notes will be issued in the form of one or more fully registered global notes in book entry form, which will be deposited with, or on behalf of, DTC and registered in the name of DTC’s nominee, Cede & Co. See “Description of Exchange Notes—Book Entry System.” Investors in the global note who are participants in DTC may hold their interests in the global note directly through DTC. Investors in the global note who are not participants in DTC may hold their interests indirectly through organizations that are participants in DTC. Interest in the global note will be shown on, and the transfers thereof will be effected only through, records maintained by DTC.

Except as set forth under “Description of Exchange Notes—Book Entry System,” holders of the exchange notes will not be entitled to receive physical delivery of definitive exchange notes or to have exchange notes issued and registered in their names and will not be considered the record owners or holders of the exchange notes under the indenture governing the exchange notes. Interest in the global note will be issued in minimum denominations of $1,000 and integral multiples thereof.

Listing	We do not intend to list the exchange notes on any securities exchange or to arrange for quotation through any automated trading system.

Risk Factors

See “Risk Factors” beginning on page 8 of this prospectus, as well as the risk factors that are incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2006.

RISK FACTORS

You should carefully consider the risks described below, as well as the risks described in the documents incorporated by reference in this prospectus, before making a decision to invest in the exchange notes. These risks are not the only ones faced by us. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. The trading price of the exchange notes could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward looking statements as a result of certain factors, including the risks faced by us described below and in the documents incorporated herein by reference.

Risks Related to the Exchange Notes

If you participate in the exchange offer for the purpose of participating in the distribution of the exchange notes, restrictions will apply.

If you participate in the exchange offer for the purpose of participating in the distribution of the exchange notes, you must comply with the registration and prospectus delivery requirements of the Securities Act for any resale transaction. Each broker-dealer who holds outstanding notes for its own account due to market making or other trading activities and who receives exchange notes for its own account must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes.

Risks Related to the Failure to Exchange

You may have difficulty selling the outstanding notes that you do not exchange.

If you do not exchange your outstanding notes for exchange notes in the exchange offer, your outstanding notes will continue to be subject to restrictions on transfer described in your outstanding notes. In general, the outstanding notes may not be offered or sold unless registered or exempt from registration under the federal securities laws, or in a transaction not subject to the registration requirements of the federal securities laws and applicable state securities laws. We do not plan to register the outstanding notes under the Securities Act. If a large number of outstanding notes are exchanged for exchange notes registered under the Securities Act, it may be more difficult for you to sell your outstanding notes because the trading market for outstanding notes (if any) could be negatively affected due to the limited amount expected to remain outstanding following the completion of the exchange offer. In addition, if you do not exchange your outstanding notes in the exchange offer and the exchange offer is consummated, you will no longer be entitled to the registration rights provided under the registration rights agreement relating to the outstanding notes.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes in exchange for the outstanding notes. In consideration for issuing the exchange notes in exchange for the outstanding notes as described in this prospectus, we will receive outstanding notes of equal principal amount. Any outstanding notes that are properly tendered and accepted for exchange pursuant to this exchange offer will be retired and cancelled.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to fixed charges for the periods shown.

	Year Ended December 31,
	2006	2005	2004	2003	2002
Consolidated ratio of earnings to fixed charges	3.08x	2.99x	3.52x	6.35x	4.35x

For this purpose, earnings have been calculated by adding fixed charges and preferred distributions to income before extraordinary items. Fixed charges consist of interest costs, including amortization of deferred financing costs.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

On March 12, 2007, we issued $300 million of the outstanding notes. In connection with the offering of the outstanding notes, we entered into a registration rights agreement with the several initial purchasers of the outstanding notes, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative. Under the agreement, we must, among other things, file with the SEC a registration statement under the Securities Act covering the exchange offer and use our reasonable best efforts to cause that registration statement to become effective under the Securities Act. Upon the effectiveness of that registration statement, we must offer each holder of the outstanding notes the opportunity to exchange its outstanding notes for an equal principal amount of exchange notes. You are a holder with respect to the exchange offer if you are a person in whose name any outstanding notes are registered on our books, any other person who has obtained a properly executed bond power from a registered holder, or any person whose outstanding notes are held of record by DTC who desires to deliver such notes by book entry transfer at DTC.

We are making the exchange offer to comply with out obligations under the registration rights agreement. A copy of the registration rights agreement is filed with the SEC as an exhibit to our Current Report on Form 8-K dated March 12, 2007 and is incorporated by reference herein.

In order to participate in the exchange offer, you must represent to us, among other things, that:

•       you are acquiring the exchange notes under the exchange offer in the ordinary course of your business;

•       you are not engaged in, and do not intend to engage in, a distribution, within the meaning of the Securities Act, of the exchange notes;

•       you do not have any arrangement or understanding with any person to participate in the distribution, within the meaning of the Securities Act, of the exchange notes;

•       you are not a broker-dealer tendering outstanding notes acquired directly from us for your own account;

•       you are not one of our “affiliates,” as defined in rule 405 of the Securities Act; and

•       you are not limited by law or any policy of the SEC from participating in the exchange offer.

Resale of the Exchange Notes

Based on a previous interpretation by the staff of the SEC set forth in no-action letters issued to third parties, including, Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co.

Incorporated (available June 5, 1991), Mary Kay Cosmetics, Inc. (available June 5, 1991), Warnaco, Inc. (available October 11, 1991), and K-III Communications Corp. (available May 14, 1993), we believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you, except if you are an affiliate of us, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the representations set forth in “—Purpose and Effect of the Exchange Offer” apply to you.

If you tender in the exchange offer with the intention of participating in a distribution of the exchange notes, you cannot rely on the interpretations of the staff of the SEC as set forth in the Morgan Stanley & Co. Incorporated no-action letter and other similar letters and you must comply with the registration and prospectus delivery provisions of the Securities Act in connection with a secondary resale transaction. If our belief regarding resale is inaccurate, those who transfer exchange notes in violation of the prospectus delivery provisions of the Securities Act and without an exemption from registration under the federal securities laws may incur liability under these laws. We do not assume or indemnify you against this liability.

The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of outstanding notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of the particular jurisdiction. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by that broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. For additional information, see “Plan of Distribution.”  In order to facilitate the disposition of exchange notes by broker-dealers participating in the exchange offer, we have agreed, subject to specific conditions, to make this prospectus, as it may be amended or supplemented from time to time, available for delivery by those broker-dealers to satisfy their prospectus delivery obligations under the Securities Act. Any holder that is a broker-dealer participating in the exchange offer must notify the exchange agent at the telephone number set forth in the enclosed letter of transmittal and must comply with the procedures for broker-dealers participating in the exchange offer. We have not entered into any arrangement or understanding with any person to distribute the exchange notes to be received in the exchange offer.

Expiration Date; Extensions; Amendments

The expiration date is         a.m./p.m., New York City time, on                       , 2007, unless we, in our sole discretion or if required by applicable law, extend the exchange offer, in which case, the expiration date will be the latest date and time to which the exchange offer is extended. We may, in our sole discretion, extend the expiration date of the exchange offer or, upon the occurrence of particular events, terminate the exchange offer. The events that would cause us to terminate the exchange offer are set forth under “—Conditions.”

To extend the exchange offer, we must notify the exchange agent by oral (promptly confirmed in writing) or written notice before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date and make a public announcement of the extension.

We reserve the right:

•       to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “—Conditions” are not satisfied by giving oral (promptly confirmed in writing) or written notice of the delay, extension or termination to the exchange agent; or

•       to amend the terms of the exchange offer in any manner consistent with the registration rights agreement.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by notice of the delay to the registered holders of the outstanding notes. If we amend the exchange offer in a manner that constitutes a material change, we will promptly disclose the amendment by means of a prospectus supplement that will be distributed to the registered holders of the outstanding notes, and we will extend the exchange offer for a period of up to ten business days, depending on the significance of the amendment and the manner of disclosure to the registered holders of the outstanding notes, if the exchange offer would otherwise expire during that extension period.

Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we will have no obligation to publish, advertise or otherwise communicate that public announcement, other than by making a timely release to an appropriate news agency.

When all the conditions to the exchange offer have been satisfied or waived, we will accept, promptly after the expiration of the exchange offer, all outstanding notes properly tendered and will issue the exchange notes promptly after the expiration date of the exchange offer. For additional information, see “—Conditions” below. For purposes of the exchange offer, we will be deemed to have accepted properly tendered outstanding notes for exchange when, as and if we will have given oral (promptly confirmed in writing) or written notice of our acceptance to the exchange agent.

In all cases, issuance of the exchange notes for outstanding notes that are accepted for exchange under the exchange offer will be made only after timely receipt by the exchange agent of certificates for those outstanding notes or a timely confirmation of book entry transfer of the outstanding notes into the exchange agent’s account at DTC, a properly completed and duly executed letter of transmittal or an agent’s message in lieu thereof, and all other required documents; provided, however, that we reserve the absolute right to waive any defects or irregularities in the tender of outstanding notes or in the satisfaction of conditions of the exchange offer by holders of the outstanding notes. If any tendered outstanding notes are not accepted for any reason set forth in the terms and conditions of the exchange offer, if the holder withdraws any previously tendered outstanding notes, or if outstanding notes are submitted for a greater principal amount of outstanding notes than the holder desires to exchange, then the unaccepted, withdrawn or portion of non-exchanged outstanding notes, as appropriate, will be returned promptly after the expiration or termination of the exchange offer, or, in the case of the outstanding notes tendered by book entry transfer, those unaccepted, withdrawn or portion of non-exchanged outstanding notes, as appropriate, will be credited to an account maintained with DTC, without expense to the tendering holder.

Conditions

Without regard to other terms of the exchange offer, we will not be required to exchange any exchange notes for any outstanding notes and may terminate the exchange offer before the acceptance of any outstanding notes for exchange and before the expiration of the exchange offer, if:

•       any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer;

•       the staff of the SEC proposes, adopts or enacts any law, statute, rule or regulation or issues any interpretation of any existing law, statute, rule or regulation that, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer; or

•       any governmental approval or approval by holders of the outstanding notes has not been obtained if we, in our reasonable judgment, deem this approval necessary to proceed with the exchange offer.

If we determine that any of these conditions are not satisfied, we may:

•       refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders, or, in the case of outstanding notes tendered by book entry transfer, credit those outstanding notes to an account maintained with DTC, without expense to the tendering holder;

•       extend the exchange offer and retain all outstanding notes tendered before the expiration of the exchange offer, subject, however, to the rights of holders who tendered the outstanding notes to withdraw their outstanding notes; or

•       waive unsatisfied conditions with respect to the exchange offer and accept all properly tendered outstanding notes that have not been withdrawn. If the waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the registered holders of the outstanding notes, and we will extend the exchange offer for a period of up to ten business days, depending on the significance of the waiver and the manner of disclosure of the registered holders of the outstanding notes, if the exchange offer would otherwise expire during this period.

Procedures for Tendering Outstanding Notes

To tender in the exchange offer, you must complete, sign and date an original or facsimile letter of transmittal, have the signatures guaranteed if required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal to the exchange agent before the expiration date of the exchange offer. You may also tender your outstanding notes by means of ATOP, subject to the terms and procedures of that system. If delivery is made through ATOP, you must transmit any agent’s message to the exchange agent account at DTC. The term “agent’s message” means a message, transmitted to DTC and received by the exchange agent and forming a part of a book entry transfer, that states that DTC has received an express acknowledgement that you agree to be bound by the letter of transmittal and that we may enforce the letter of transmittal against you. In addition:

•       the exchange agent must receive certificates, if any, for the outstanding notes, along with the letter of transmittal;

•       the exchange agent must receive a timely confirmation of the transfer by book entry of those outstanding notes before the expiration of the exchange offer, if the book entry procedure is available, into the exchange agent’s account at DTC, as set forth in the procedure for book entry transfer described below; or

•       you must comply with the guaranteed delivery procedures described below.

To be tendered effectively, the exchange agent must receive the letter of transmittal and other required documents at the address set forth below under “—Exchange Agent” before the expiration of the exchange offer.

If you tender your outstanding notes and do not withdraw them before the expiration date of the exchange offer, you will be deemed to have made an agreement with us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

The method of delivery of outstanding notes and the letter of transmittal and all other required documents to the exchange agent is at your risk. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to ensure delivery to the exchange agent before the expiration date of the exchange offer. You should not send your letter of transmittal or outstanding notes to us. You may request your respective broker, dealers, commercial banks, trust companies or nominees to effect the above transactions for you.

Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender its outstanding notes should contact the registered holder promptly and instruct that registered holder to tender the outstanding notes on the beneficial owner’s behalf. If the beneficial owner wishes to tender its outstanding notes on the owner’s own behalf, that owner must, before completing and executing the letter of transmittal and delivering its outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in that owner’s name or obtain a properly completed assignment from the registered holder. The transfer of registered ownership of outstanding notes may take considerable time.

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible institution unless the related outstanding notes tendered are tendered:

•       by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•       for the account of an eligible institution.

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, each of the following is deemed an eligible institution:

•       a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

•       a commercial bank having an office or correspondent in the United States;

•       a trust company having an office or correspondent in the United States; or

•       an eligible guarantor institution as provided by Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes, the outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as his, her or its name appears on the outstanding notes.

If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the letter of transmittal or any outstanding notes or bond power, those persons should so indicate when signing, and evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal unless we waive such requirement.

We will determine all questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered outstanding notes, and withdrawal of tendered outstanding notes, in our sole discretion. All of these determinations by us will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time we determine. Although we intend to notify holders of outstanding notes of defects or irregularities with respect to tenders of outstanding notes, neither we, nor the exchange agent, nor any other person will incur any liability for failure to give this notification. Tenders of outstanding notes will not be deemed to have been made until defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders of outstanding notes, unless otherwise provided in the letter of transmittal, promptly following the expiration date of the exchange offer.

In addition, we reserve the right, in our sole discretion, to purchase or make offers for any outstanding notes that remain outstanding subsequent to the expiration date of the exchange offer or, as set forth above under “—Conditions,” to terminate the exchange offer and, to the extent permitted by applicable law and the terms of our agreements relating to our outstanding debt, purchase outstanding notes in the open market, in privately negotiated transactions or otherwise. The terms of any purchases or offers could differ from the terms of the exchange offer.

If the holder of outstanding notes is a broker-dealer participating in the exchange offer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market making activities or other trading activities, that broker-dealer will be required to acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of the exchange notes and otherwise agree to comply with the procedures described above under “—Resale of the Exchange Notes”; however, by so acknowledging and delivering a prospectus, that broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

In all cases, issuance of exchange notes under the exchange offer will be made only after timely receipt by the exchange agent of certificates for the outstanding notes or a timely confirmation of book entry transfer of outstanding notes into the exchange agent’s account at DTC, a properly completed and duly executed letter of transmittal or an agent’s message in lieu thereof, and all other required documents. If any tendered outstanding notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if outstanding notes are submitted for a greater principal amount of outstanding notes than the holder of the outstanding notes desires to exchange, the unaccepted or portion of non-exchanged outstanding notes will be returned as promptly as practicable after the expiration or termination of the exchange offer, or, in the case of outstanding notes tendered by book entry transfer into the exchange agent’s account at DTC pursuant to the book entry transfer procedures described below, the unaccepted or portion of non-exchanged outstanding notes will be credited to an account maintained with DTC, without expense to the tendering holder of outstanding notes.

Book Entry Transfer

The exchange agent will make a request to establish an account with respect to the outstanding notes at DTC for the purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in DTC’s system may make book entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. However, although delivery of outstanding notes may be effected through book entry transfer at DTC, the letter of transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth below under “—Exchange Agent” before the expiration date of the exchange offer, unless the holder either (1) complies with the guaranteed delivery procedures described below or (2) sends an agent’s message through ATOP.

Guaranteed Delivery Procedures

Holders who wish to tender their outstanding notes and (1) whose outstanding notes are not immediately available or (2) who cannot deliver their outstanding notes, the letter of transmittal or any other required documents to the exchange agent or complete the procedure for book entry transfer prior to the expiration date, may effect a tender if:

•       the tender is made through an eligible institution;

•       before the expiration date of the exchange offer, the exchange agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder, the certificate number(s) of the outstanding notes and the principal amount of outstanding notes tendered and stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange, or NYSE, trading days after the expiration of the exchange offer, the letter of transmittal, together with the certificate(s) representing the outstanding notes in proper form for transfer or a confirmation of book entry transfer, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•       the exchange agent receives the properly completed and executed letter of transmittal, as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer and other documents required by the letter of transmittal or confirmation of book entry transfer within three NYSE trading days after the expiration date of the exchange offer.

Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

Except as otherwise provided, tenders of outstanding notes may be withdrawn at any time prior to the expiration of the exchange offer. To withdraw a tender of outstanding notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein or a properly transmitted “Request Message” through DTC’s ATOP system must be received by the exchange agent prior to         a.m/ p.m., New York City time, on the expiration date of the exchange offer. Any notice of withdrawal must:

•       specify the name of the person who deposited the outstanding notes to be withdrawn;

•       identify the outstanding notes to be withdrawn;

•       other than a notice transmitted through DTC’s ATOP system, be signed by the holder in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered or be accompanied by documents of transfer sufficient to have the exchange agent register the transfer of the outstanding notes in the name of the person withdrawing the tender; and

•       specify the name in which any outstanding notes are to be registered, if different from the name of the person who deposited the outstanding notes to be withdrawn.

We will determine all questions as to the validity, form and eligibility of the notices, which determinations will be final and binding on all parties. Any outstanding notes withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no exchange notes will be issued with respect to those outstanding notes unless the outstanding notes withdrawn are validly retendered.

Any outstanding notes that have been tendered but that are not accepted for exchange will be returned to the holder of those outstanding notes, or in the case of outstanding notes tendered by book entry transfer, will be credited to an account maintained with DTC, without cost to the holder promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above under “—Procedures for Tendering Outstanding Notes” at any time prior to the expiration date of the exchange offer.

Exchange Agent

U.S. Bank National Association has been appointed as the exchange agent for the exchange offer. Letters of transmittal and all correspondence in connection with the exchange offer should be sent or delivered by each holder of outstanding notes, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the exchange agent at the following address and telephone number:

U.S. Bank National Association

By Registered or Certified Mail:	By Hand and Overnight Courier:
U.S. Bank National Association U.S. Bank West Side Flats Operations Center	U.S. Bank National Association U.S. Bank West Side Flats Operations Center
60 Livingston Ave.	60 Livingston Ave.
St. Paul, MN 55107	St. Paul, MN 55107
Attn: Specialized Finance	Attn: Specialized Finance
By Facsimile (for eligible institutions only): (651) 495-8158	Confirm by Telephone: (800) 934-6802

We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with its services as exchange agent.

Delivery of the letter of transmittal to an address other than as set forth in the letter of transmittal or transmission of such letter of transmittal via facsimile other than as set forth in the letter of transmittal does not constitute a valid delivery of the letter of transmittal.

Fees and Expenses

We will pay the expenses of soliciting tenders in connection with the exchange offer. The principal solicitation is being made by mail; however, additional solicitation may be made by telecopier, telephone, e-mail or in person by our officers and regular employees and by officers and regular employees of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer.

We will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with the exchange offer.

We estimate that our cash expenses in connection with the exchange offer will be approximately $150,000. These expenses include registration fees, fees and expenses of the exchange agent, accounting and legal fees, and printing costs, among others.

We will pay all transfer taxes, if any, applicable to the exchange of the outstanding notes for exchange notes. The tendering holder of outstanding notes, however, will pay applicable taxes if:

•       certificates representing outstanding notes not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

•       if tendered, the certificates representing outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•       if a transfer tax is imposed for any reason other than the exchange of the outstanding notes in the exchange offer. If satisfactory evidence of payment of the transfer taxes or exemption from payment of transfer taxes is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to the tendering holder and the exchange notes need not be delivered until the transfer taxes are paid.

Consequences of Failure to Exchange

Participation in the exchange offer is voluntary. Holders of the outstanding notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

Outstanding notes that are not exchanged for the exchange notes in the exchange offer will have only limited remaining rights under the registration rights agreement and will remain restricted securities for purposes of the federal securities laws. Accordingly, such outstanding notes may not be offered, sold, pledged or otherwise transferred except:

•       to us or any of our subsidiaries;

•       to a “Qualified Institutional Buyer” within the meaning of Rule 144A under the Securities Act;

•       pursuant to an exemption from registration provided by Rule 144 under the Securities Act, if available; or

•       a registration statement that has been declared effective under the Securities Act and that continues to be effective at the time of such action,

and in each case, in accordance with all other applicable securities laws and the terms of the outstanding notes and the indenture governing the outstanding notes.

Accounting Treatment

For accounting purposes, we will recognize no gain or loss as a result of the exchange offer. The exchange notes will be recorded at the same carrying value as the outstanding notes, as reflected in our accounting records on the date of the exchange. The costs of the exchange offer will be initially capitalized and expensed over the term of the exchange notes.

No Appraisal or Dissenters’ Rights

In connection with the exchange offer, you do not have any appraisal or dissenters’ rights under the Maryland REIT law or the indenture governing the outstanding notes. We intend to conduct the exchange offer in accordance with the registration rights agreement, the applicable requirements of the Exchange Act and the rules and regulations of the SEC related to exchange offers.

DESCRIPTION OF EXCHANGE NOTES

The following description summarizes certain terms and provisions of the exchange notes, the indenture and the registration rights agreement, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the exchange notes, the indenture and the registration rights agreement, which are incorporated herein by reference.

Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the exchange notes, the indenture or the registration rights agreement, as applicable. As used in this section, the terms “HPT,” “we,” “us,” “our” and similar terms refer to Hospitality Properties Trust and not to any of its subsidiaries. Unless the context otherwise requires, the term “interest” includes additional interest, if any, due under the registration rights agreement.

You can find definitions of certain terms used in this description under “—Definitions.”

General

The exchange notes will be issued pursuant to an indenture, dated as of February 25, 1998, between us and U.S. Bank National Association, as trustee, as supplemented by a supplemental indenture thereto establishing the terms of the exchange notes. We refer to the indenture, as supplemented by the supplemental indenture thereto establishing the terms of the exchange notes and as further amended, supplemented or modified from time to time, as the indenture.

The terms of the exchange notes include those provisions contained in the exchange notes and the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The exchange notes are subject to all such terms, and holders of exchange notes are referred to the exchange notes, the indenture and the Trust Indenture Act for a statement thereof. Copies of the indenture and the form of the exchange notes are available for inspection at the corporate trust office of the trustee, currently located at One Federal Street, 3rd Floor, Boston, Massachusetts 02110.

The exchange notes are part of the same series of notes as the outstanding notes. The outstanding notes were issued, and the exchange notes will be issued, pursuant to the indenture. The terms of the exchange notes are substantially identical to the outstanding notes, except for the transfer restrictions, registration rights and additional interest provisions relating to the outstanding notes that will not apply to the exchange notes. The outstanding notes and the exchange notes are collectively referred to in this “Description of Exchange Notes” as the notes.

The indenture does not limit the amount of debt securities that we may issue under the indenture, and we may issue debt securities in one or more series up to the aggregate initial offering price authorized by us for each series. We may, without the consent of the holders of the exchange notes, reopen this series of notes and issue additional notes under the indenture in addition to the notes authorized. The exchange notes will mature (unless previously redeemed) on March 15, 2017. The exchange notes will be issued only in fully registered form without coupons, in denominations of $1,000 and integral multiples thereof. The exchange notes will be evidenced by a global note in book entry form, except under the limited circumstances described below under “—Book Entry System.”

The exchange notes will be our senior unsecured obligations and will rank equally with each other and with all of our other unsecured and unsubordinated indebtedness outstanding from time to time, which was approximately $1.2 billion at December 31, 2006. The exchange notes will be effectively subordinated to our mortgage debt, which was approximately $4 million at December 31, 2006, and other secured indebtedness, and to indebtedness and other liabilities of our subsidiaries. Accordingly, this indebtedness will have to be satisfied in full before you will be able to realize any value from the secured or indirectly held properties.

Except as described under “—Certain Covenants” and “—Merger, Consolidation or Sale” below, the indenture does not contain any other provisions that would afford you protection in the event of (1) a highly leveraged or similar transaction involving us or any of our affiliates, (2) a change of control, or (3) a reorganization, restructuring, merger or similar transaction involving us that may adversely affect you. In addition, subject to the limitations set forth under “—Certain Covenants” and “—Merger, Consolidation or Sale” below, we may enter into certain transactions such as the sale of all or substantially all of our assets or a merger or consolidation that would increase the amount of our indebtedness or substantially reduce or eliminate our assets, which might have an adverse effect on our ability to service our indebtedness, including the exchange notes.

Interest and Maturity

The exchange notes will bear interest at 5.625% per annum from March 12, 2007, or from the immediately preceding Interest Payment Date (as defined below) to which interest has been paid. Interest is payable semiannually in arrears on each March 15 and September 15, or the Interest Payment Dates, beginning September 15, 2007, to the persons in whose names the exchange notes are registered in the security register applicable to the exchange notes at the close of business on the date 14 calendar days immediately preceding the applicable Interest Payment Date, or the Regular Record Date, regardless of whether the Regular Record Date is a Business Day. Accrued interest is also payable on the date of maturity or earlier redemption of the exchange notes. Interest on the exchange notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Optional Redemption of the Exchange Notes

We may redeem the exchange notes in whole at any time or in part from time to time before they mature. The redemption price will equal the outstanding principal amount of the exchange notes being redeemed plus accrued interest (including additional interest, if any) and the Make-Whole Amount, if any. If the exchange notes are redeemed on or after September 15, 2016 (six months prior to the stated maturity date for the exchange notes), the Make-Whole Amount will be zero.

We are required to give notice of such a redemption not less than 30 days nor more than 60 days prior to the redemption date to each holder’s address appearing in the securities register maintained by the trustee. In the event we elect to redeem less than all of the notes, the particular notes to be redeemed will be selected by the trustee by such method as the trustee shall deem fair and appropriate.

We are not required to make any sinking fund or redemption payments prior to the stated maturity of the exchange notes.

Certain Covenants

Limitations on Incurrence of Debt.   We will not, and will not permit any Subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of HPT and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles, or GAAP, is greater than 60% of the sum, or the Adjusted Total Assets, of (without duplication) (1) the Total Assets of HPT and its Subsidiaries as of the end of the most recent calendar quarter covered in HPT’s Annual Report on Form 10-K, or its Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of such additional Debt and (2) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by HPT or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

In addition to the above limitations on the incurrence of Debt, HPT will not, and will not permit any Subsidiary to, incur any Secured Debt if, immediately after giving effect to the incurrence of such additional Secured Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Secured Debt of HPT and its Subsidiaries on a consolidated basis is greater than 40% of Adjusted Total Assets.

In addition to the above limitations on the incurrence of Debt, we will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5 to 1.0, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that (1) such Debt and any other Debt incurred by HPT and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period, (2) the repayment or retirement of any other Debt by HPT and its Subsidiaries since the first date of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period), (3) in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with appropriate adjustments with respect to such acquisition being included in such pro forma calculation, and (4) in the case of any acquisition or disposition by HPT or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation. If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate then, for purposes of calculating the Annual Debt Service, the interest rate on such Debt will be computed on a pro forma basis as if the average interest rate which would have been in effect during the entire such four-quarter period had been the applicable rate for the entire such period.

Maintenance of Total Unencumbered Assets.   We and our Subsidiaries will maintain at all times Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of HPT and its Subsidiaries on a consolidated basis.

Existence.   Except as permitted as described below under “—Merger, Consolidation or Sale,” we will agree to do all things necessary to preserve and keep our trust existence, rights and franchises provided that it is in our best interests for the conduct of business.

Merger, Consolidation or Sale

The indenture permits us to consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other entity, provided that:

•       either we are the continuing entity, or the successor entity (if other than us) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets is an entity organized and existing under the laws of the United States or any state thereof and shall expressly assume the due and punctual payment of the principal of (and premium or the Make-Whole Amount on) and any interest on all of the notes and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture to be performed by us,

•       immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of HPT or any Subsidiary as a result thereof as having been incurred by HPT or such Subsidiary at the time of such transaction, no event of default under the indenture, and no event which after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing, and

•       an officers’ certificate and legal opinion covering such conditions is delivered to the trustee.

Events of Default, Notice and Waiver

The indenture provides that the following events are “events of default” with respect to the notes:

•       default for 30 days in the payment of any installment of interest (including additional interest, if any) payable on any note when due and payable;

•       default in the payment of the principal of (or premium or the Make-Whole Amount on) any note when due and payable;

•       default in the performance, or breach, of any covenant of HPT contained in the indenture (other than a covenant added to the indenture solely for the benefit of a series of debt securities other than the notes), which continues for 60 days after written notice as provided in the indenture;

•       default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by HPT (or by any Subsidiary, the repayment for which HPT is directly responsible or liable as obligor or guarantor) having an aggregate principal amount outstanding of at least $20 million, whether such indebtedness now exists or shall hereafter be incurred or created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged or such acceleration having been rescinded or annulled within a period of 10 days after written notice to HPT by the trustee or to HPT and the trustee by the holders of at least 25% in principal amount of the notes then outstanding as provided in the indenture; or

•       certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of HPT or any Significant Subsidiary or for all or substantially all of either of their property.

Upon acceleration of the notes in accordance with the terms of the indenture following the occurrence of an event of default, the principal amount of the notes, plus accrued and unpaid interest thereon and the Make-Whole Amount, will become due and payable.

Remedies if an Event of Default Occurs

If an event of default has occurred and has not been cured, the trustee or the holders of at least a majority in principal amount of the notes may declare the entire principal amount of all of the notes to be due and immediately payable. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the notes will be automatically accelerated, without any action by the trustee or any holder. At any time after the trustee or the holders have declared an acceleration with respect to the notes, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the notes may, under certain circumstances, rescind and annul such acceleration.

The indenture also provides that the holders of not less than a majority in principal amount of the notes may waive any past default with respect to the notes, except a default (x) in the payment of the principal of or interest on any note or (y) in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holders of all notes affected thereby.

The trustee will be required to give notice to the holders of notes within 90 days after a default under the indenture unless the default has been cured or waived. The trustee may withhold notice to the holders of the notes of any default, except a default in the payment of the principal of or interest on the notes, if specified responsible officers of the trustee in good faith determine that withholding the notice is in the interest of the holders.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. We refer to this as an “indemnity.” If reasonable indemnity is provided, the holders of a majority in principal amount of the notes then outstanding may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture, subject to certain limitations.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the notes, the following must occur:

•       You must give the trustee written notice that an event of default has occurred and remains uncured;

•       The holders of at least a majority in principal amount of the notes then outstanding must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and

•       The trustee must have not taken action for 60 days after receipt of the notice and offer of indemnity and the trustee does not receive, during those 60 days, a direction that is inconsistent with the request from holders of a majority in principal amount of notes then outstanding.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your note after its due date.

Every year we will furnish to the trustee a written statement by certain of our officers certifying that to their knowledge we are in compliance with the indenture and the exchange notes, or else specifying any default.

Modification of an Indenture

There are three types of changes we can make to the indenture and the notes:

Changes Requiring Your Approval

First, there are changes we cannot make to the notes without your specific approval. The following is a list of those types of changes:

•       change the stated maturity of the principal or interest on the notes;

•       reduce any amounts due on the notes or the rate or amount of interest;

•       reduce the amount of principal payable upon acceleration of the maturity of the notes following a default;

•       change the currency of payment on the notes;

•       change the place of payment;

•       impair your right to institute suit for the enforcement of any payment on or with respect to the notes;

•       reduce the percentage of holders of notes whose consent is needed to modify or amend the indenture or to waive compliance with certain provisions of the indenture;

•       reduce the percentage of holders of notes whose consent is needed to waive past defaults or change certain provisions of the indenture relating to waivers of default;

•       reduce the voting or quorum requirements;

•       modify or waive any provisions relating to default or event of default in the payment of principal of or premium, if any, or interest on the notes; or

•       modify any of the foregoing provisions.

Changes Requiring a Majority Vote

The second type of change to the indenture and the notes is the kind that requires a vote in favor by holders of not less than a majority of the principal amount of the notes then outstanding. Most changes fall into this category, except for clarifying changes and certain other changes that would not materially adversely affect holders of the notes. We require the same vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the notes listed in the first category described above under “—Changes Requiring Your Approval” unless we obtain your individual consent to the waiver.

Changes Not Requiring Approval

The third type of change does not require any vote by holders of the notes. This type is limited to clarifications and certain other changes that would not materially adversely affect holders of the notes.

Further Details Concerning Voting

Exchange notes are not considered outstanding, and therefore the holders thereof are not eligible to vote if we have deposited or set aside in trust for you money for their payment or redemption or if we or one of our affiliates own them.

A meeting of the holders of the notes may be called at any time by the trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the notes then outstanding, upon notice given as provided in the indenture. Except for any consent or other action that must be specifically given by the holder of each note, any resolution presented at a meeting at which a quorum is present may be adopted by a majority vote of the principal amount of notes then outstanding. Any resolution that may be made by the holders of less than a majority of the principal amount of notes then outstanding may be adopted at a meeting at which a quorum is present by the affirmative vote of the holders of such specified percentage. Any resolution passed or decision taken at any meeting of holders of the notes duly held in accordance with the indenture will be binding on all holders of the notes. The quorum at any meeting called to adopt a resolution will be persons representing a majority in principal amount of the notes then outstanding. However, if any action is to be taken at a meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the notes then outstanding, the persons holding or representing such specified percentage in principal amount of the notes then outstanding will constitute a quorum.

If any action is to be taken at a meeting of holders of notes with respect to any consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all notes outstanding affected thereby: (1) there shall be no minimum quorum requirement for such meeting, and (2) the principal amount of the notes outstanding that vote in favor of such consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.

Discharge, Defeasance and Covenant Defeasance

We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all of the notes or by depositing with the trustee or the paying agent, if applicable, after the notes have become due and payable, whether on the stated maturity date or any redemption date, an amount sufficient to pay all of the notes, and paying all other sums payable under the indenture. The notes will not be subject to defeasance or covenant defeasance.

Provision of Financial Information

We will file with the trustee, within 15 days after we are required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may prescribe) which we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. If we are not required to file information, documents or reports pursuant to either of those sections, then we will file with the trustee and the SEC the reports that we would be required to file with the SEC pursuant to Section 13 of the Exchange Act in respect of a security listed on a national securities exchange. In addition, we will file with the trustee and the SEC such additional reports as may be prescribed by the SEC from time to time.

Governing Law

The indenture and the notes are governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

Book Entry System

The exchange notes will be issued in the form of one or more fully registered global notes in book entry form, which will be deposited with, or on behalf of, DTC and registered in the name of DTC’s nominee, Cede & Co. Except as set forth below, the global notes may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be considered the sole holder of the exchange notes represented by such global note for all purposes under the indenture and the beneficial owners of the exchange notes will be entitled only to those rights and benefits afforded to them in accordance with DTC’s regular operating procedures. Upon specified written instructions of a participant in DTC, DTC will have its nominee assist participants in the exercise of certain holders’ rights, such as demand for acceleration of maturity or an instruction to the trustee. Except as provided below, owners of beneficial interests in a global note will not be entitled to have exchange notes registered in their names, will not receive or be entitled to receive physical delivery of exchange notes in certificated form and will not be considered the registered owners or holders thereof under the indenture.

If (1) DTC is at any time unwilling or unable to continue as depository or if at any time DTC ceases to be a clearing agency registered under the Exchange Act and a successor depository is not appointed by us within 90 days, (2) an event of default under the indenture relating to the exchange notes has occurred and is continuing and the beneficial owners representing a majority in principal amount of exchange notes advise DTC to cease acting as depository for the exchange notes or (3) we, in our sole discretion, determine at any time that the exchange notes shall no longer be represented by a global note, we will issue individual exchange notes in certificated form of the same series and like tenor and in the applicable principal amount in exchange for the exchange notes represented by the global note. In any such instance, an owner of a beneficial interest in a global note will be entitled to physical delivery of individual exchange notes in certificated form of the same series and like tenor, equal in principal amount to such beneficial interest and to have the exchange notes in certificated form registered in its name. Exchange notes so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons.

The following is based on information furnished by DTC:

DTC will act as securities depository for the exchange notes. The exchange notes will be issued as fully registered notes registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC.

DTC, the world’s largest securities depository, is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for almost 2.5 million issues of U.S. and non U.S. equity issues, corporate and municipal debt issues and money market instruments from over 100 countries that DTC’s direct participants deposit with DTC.

DTC also facilitates the post trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by the NYSE, the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. DTC has Standard & Poor’s highest rating: AAA. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of the exchange notes under the DTC system must be made by or through direct participants, which will receive a credit for the exchange notes on DTC’s records. The beneficial interest of each actual purchaser of each note is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial interests in the exchange notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial interests in the exchange notes, except in the event that use of the book entry system for the exchange notes is discontinued. The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Such limits and such laws may impair the ability of such persons to own, transfer or pledge beneficial interests in a global note.

To facilitate subsequent transfers, all exchange notes deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the exchange notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the exchange notes; DTC’s records reflect only the identity of the direct participants to whose accounts the exchange notes will be credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of the exchange notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the exchange notes, such as redemption, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of the exchange notes may wish to ascertain that the nominee holding the exchange notes for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar of the exchange notes and request that copies of the notices be provided to them directly. Any such request may or may not be successful.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the exchange notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the regular record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the exchange notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

We will pay principal of and interest, premium, if any, and Make-Whole Amount, if any, on the exchange notes in same day funds to the trustee and from the trustee to DTC, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records upon DTC’s receipt of funds and corresponding detail information. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of these participants and not of us, the trustee, DTC, or any other party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal, interest, premium, if any, and Make-Whole Amount, if any, to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is the responsibility of us or the trustee, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of the direct or indirect participants.

We will send any redemption notices to DTC. If less than all of the exchange notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

DTC may discontinue providing its services as securities depository for the exchange notes at any time by giving us reasonable notice. Under such circumstances, if a successor securities depository is not obtained, we will print and deliver certificated exchange notes. We may decide to discontinue use of the system of book entry transfers through DTC (or a successor securities depository). In that event, we will print and deliver certificated exchange notes.

We and the trustee will have no responsibility or liability for any aspect of the records relating to or payments made on account of the beneficial interests in a global note, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

The information in this section concerning DTC and DTC’s system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Exchange and Registration Rights; Additional Interest

On March 12, 2007, we issued the outstanding notes in a private offering to initial purchasers for resale to qualified institutional buyers in accordance with Rule 144A. In connection with the offering of the outstanding notes, we entered into a registration rights agreement with the several initial purchasers of the outstanding notes, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative. Under the registration rights agreement, we agreed, for the benefit of the holders of the outstanding notes, at our cost to use our reasonable best efforts to, among other things:

•       prepare and, as soon as reasonably practicable but not later than 90 calendar days following the issuance of the outstanding notes, file with the SEC a registration statement with respect to the exchange offer to exchange the outstanding notes for the exchange notes, which will not contain transfer restrictions or be subject to the registration rights or additional interest provisions;

•       cause the registration statement to be declared effective not later than 150 calendar days following the issuance of the outstanding notes; and

•       complete the exchange offer within 180 calendar days following the issuance of the outstanding notes.

If (i) because of any changes in law, SEC rules or regulations or applicable interpretations thereof by the staff of the SEC, we are not permitted to effect the exchange offer as contemplated in the registration rights agreement; (ii) for any other reason (A) the exchange offer registration statement does not become effective within 150 calendar days following the issue date or (B) the exchange offer is not consummated within 180 calendar days after the issue date, and we are not actively pursuing such effectiveness or consummation, as the case may be; (iii) upon the written request of any initial purchaser with respect to notes which it acquired directly from us or (iv) upon the written request of any holder of notes that either (A) is not permitted pursuant to applicable law, SEC rules and regulations or applicable interpretations thereof by the staff of the SEC to participate in the exchange offer or (B) participates in the exchange offer and does not receive fully tradable exchange notes pursuant to the exchange offer (other than due solely to the status of such holder as an affiliate of ours within the meaning of the Securities Act or as a broker-dealer), then in case of each of clauses (i) through (iv) we will use our reasonable best efforts to cause to become effective a shelf registration statement relating to resales of the notes and to keep that shelf registration statement effective until the expiration of the time period referred to in Rule 144(k) under the Securities Act, or such shorter period that will terminate when all notes covered by the shelf registration statement have been sold. We will, in the event of such a shelf registration, provide to each holder of outstanding notes copies of a prospectus, notify each holder of outstanding notes when the shelf registration statement has become effective and take certain other actions to permit resales of the outstanding notes. A holder of outstanding notes that sells notes under the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreement that are applicable to such holder (including certain indemnification obligations).

We will make available for a period of the lesser of 90 days after the consummation of the exchange offer and the date on which all participating broker-dealers have sold all exchange notes held by them (unless such period is extended pursuant to the registration rights agreement), a prospectus meeting the requirements of the Securities Act to any participating broker-dealer for use in connection with any resale of any exchange notes, will pay all expenses incident to the exchange offer (including the expense of one counsel to the holders of the outstanding notes) and will indemnify certain holders of the outstanding notes (including any participating broker-dealer) against certain liabilities, including liabilities under the Securities Act. A participating broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the registration rights agreement (including certain indemnification rights and obligations).

If the exchange offer is not consummated and a shelf registration statement does not become effective on or before September 10, 2007, the annual interest rate borne by the notes will be increased by 0.25% per annum, which rate will be further increased by 0.25% per annum each 90-day period that the exchange offer is not consummated and a shelf registration is not effective, provided, however, that the increase in interest rate may not exceed in the aggregate 1.0% per annum, until the exchange offer is completed or the shelf registration statement becomes effective.

The exchange offer is intended to satisfy our exchange offer obligations under the registration statement. This summary of the provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is filed with the SEC as an exhibit to our Current Report on Form 8-K dated March 12, 2007 and is incorporated herein by reference. The registration rights agreement contains representations, warranties and other provisions that were made or agreed to, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them. Accordingly, the registration rights agreement should not be relied upon as constituting a description of the state of affairs of any of the parties thereto or their affiliates at the time it was entered into or otherwise.

Definitions

“Acquired Debt” means Debt of a person or entity (1) existing at the time such person or entity becomes a Subsidiary or (2) assumed in connection with the acquisition of assets from such person or entity, in each case, other than Debt incurred in connection with, or in contemplation of, such person or entity becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any person or entity or the date the acquired person or entity becomes a Subsidiary.

“Annual Debt Service” as of any date means the maximum amount which is expensed in any 12-month period for interest on Debt of HPT and its Subsidiaries.

“Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York or in the city in which the Corporate Trust Office of the Trustee is located are required or authorized to close.

“Capital Stock” means, with respect to any entity, any capital stock (including preferred stock), shares, interests, participation or other ownership interests (however designated) of such entity and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options to purchase any thereof.

“Consolidated Income Available for Debt Service” for any period means Earnings from Operations of HPT and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (1) interest on Debt of HPT and its Subsidiaries, (2) cash reserves made by lessees as required by HPT’s leases for periodic replacement and refurbishment of HPT’s assets, (3) provision for taxes of HPT and its Subsidiaries based on income, (4) amortization of debt discount and deferred financing costs, (5) provisions for gains and losses on properties and property depreciation and amortization, (6) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period and (7) amortization of deferred charges.

“Debt” of HPT or any Subsidiary means, without duplication, any indebtedness of HPT or any Subsidiary, whether or not contingent, in respect of:

(1)         borrowed money or evidenced by bonds, notes, debentures or similar instruments,

(2)         indebtedness for borrowed money secured by any encumbrance existing on property owned by HPT or any Subsidiary, to the extent of the lesser of (x) the amount of indebtedness so secured and (y) the fair market value of the property subject to such encumbrance,

(3)         the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued (other than letters of credit issued to provide credit enhancement or support with respect to other indebtedness of HPT or any Subsidiary otherwise reflected as Debt hereunder) or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement,

(4)         the principal amount of all obligations of HPT or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock, or

(5)         any lease of property by HPT or any Subsidiary as lessee which is reflected on HPT’s consolidated balance sheet as a capitalized lease in accordance with GAAP, to the extent, in the case of items of indebtedness under (1) through (3) above, that any such items (other than letters of credit) would appear as a liability on HPT’s consolidated balance sheet in accordance with GAAP.

Debt also includes, to the extent not otherwise included, any obligation by HPT or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another person or entity (other than HPT or any Subsidiary) (it being understood that Debt shall be deemed to be incurred by HPT or any Subsidiary whenever HPT or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

“Disqualified Stock” means, with respect to any entity, any Capital Stock of such entity which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for common stock or shares), (2) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock, or (3) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for common stock or shares), in each case on or prior to the stated maturity of the notes.

“Earnings from Operations” for any period means net earnings excluding gains and losses on sales of investments, extraordinary items, gains and losses from early extinguishment of debt and property valuation losses, as reflected in the financial statements of HPT and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Make-Whole Amount” means, in connection with any optional redemption or accelerated payment of any notes prior to September 15, 2016, the excess, if any, of (1) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of such dollar if such redemption or accelerated payment had been made on September 15, 2016, determined by discounting, on a semiannual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had been made on September 15, 2016, over (2) the aggregate principal amount of the notes being redeemed or paid. In the case of any redemption or accelerated payment of notes on or after September 15, 2016, the Make-Whole Amount means zero.

“Ratio of Earnings to Fixed Charges” for any period means HPT’s earnings divided by fixed charges. For this purpose, earnings are calculated by adding fixed charges to income before income taxes and extraordinary items. Fixed charges consist of interest costs including amortization of deferred financing costs.

“Reinvestment Rate” means a rate per annum equal to the sum of 0.20% (twenty one hundredths of one percent) plus the yield on treasury securities at constant maturity under the heading “Week Ending” published in the Statistical Release under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity (which, in the case of maturities corresponding to the principal and interest due on the notes at their maturity, shall be deemed to be September 15, 2016), as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

“Secured Debt” means Debt secured by any mortgage, lien, charge, pledge or security interest of any kind.

“Significant Subsidiary” means any Subsidiary which is a “significant subsidiary” (within the meaning of Regulation S-X, promulgated by the SEC under the Securities Act of 1933, as amended) of HPT.

“Statistical Release” means the statistical release designated “H.15(519)” or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination under the Indenture, then any publicly available source of similar market data which shall be designated by the Company.

“Subsidiary” means any corporation or other entity of which a majority of (1) the voting power of the voting equity securities or (2) the outstanding equity interests of which are owned, directly or indirectly, by HPT or one or more other Subsidiaries of HPT. For the purposes of this definition, “voting equity securities” means equity securities having voting power for the election of directors, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency.

“Total Assets” as of any date means the sum of (1) the Undepreciated Real Estate Assets and (2) all other assets of HPT and its Subsidiaries determined in accordance with GAAP (but excluding accounts receivable and intangibles).

“Total Unencumbered Assets” means the sum of (1) those Undepreciated Real Estate Assets not subject to an encumbrance for borrowed money and (2) all other assets of HPT and its Subsidiaries not subject to an encumbrance for borrowed money determined in accordance with GAAP (but excluding accounts receivable and intangibles).

“Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of real estate assets of HPT and its Subsidiaries on such date, before depreciation and amortization determined on a consolidated basis in accordance with GAAP.

“Unsecured Debt” means Debt which is not secured by any of the properties of HPT or any Subsidiary.

CERTAIN U.S. FEDERAL TAX CONSEQUENCES

Introduction

The following summary updates and supplements the more detailed description of United States federal income tax considerations in our Annual Report on Form 10-K for the year ended December 31, 2006, or our Annual Report, which we incorporate herein by reference. Sullivan & Worcester LLP, Boston, Massachusetts, has rendered a legal opinion that the discussions in this section and in the section of our Annual Report captioned “Federal Income Tax Considerations” are accurate in all material respects and, taken together, fairly summarize the federal income tax issues discussed in those sections, and the opinions of counsel referred to in those sections represent Sullivan & Worcester LLP’s opinions on those subjects. Specifically, subject to qualifications and assumptions contained in its opinion and in our Annual Report, Sullivan & Worcester LLP has given opinions to the effect that we have been organized and have qualified as a REIT under the Internal Revenue Code of 1986, as amended, or the Tax Code, for our 1995 through 2006 taxable years, and that our current investments and plan of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Tax Code.

The following summary of federal income tax considerations is based upon the Tax Code, Treasury regulations, and rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect, or possible differing interpretations. We have not sought a ruling from the Internal Revenue Service, or the IRS, with respect to any matter described in this summary, and we cannot provide any assurance that the IRS or a court will agree with the statements made in this summary. For purposes of this summary, the term “notes” means both outstanding notes and exchange notes unless otherwise specified. The summary applies to you only if you hold our notes as a capital asset. The summary does not discuss all the particular tax consequences that might be relevant to you if you are subject to special rules under the federal income tax law, for example, if you are:

•       a bank, life insurance company, regulated investment company or other financial institution,

•       a broker or dealer in securities or foreign currency,

•       a person that has a functional currency other than the U.S. dollar,

•       a person who acquires our notes in connection with employment or other performance of services,

•       a person who owns our notes as part of a straddle, hedging transaction, conversion transaction, constructive sale transaction or constructive ownership transaction,

•       a tax-exempt entity, or

•       an expatriate.

In addition, the following summary does not address all possible tax considerations relating to the acquisition, ownership and disposition of our notes, and in particular does not discuss any estate, gift, generation-skipping transfer, state, local or foreign tax considerations. For all these reasons, we urge you to consult with your tax advisor about the federal income tax and other tax consequences of your acquisition, ownership and disposition of our notes.

For purposes of this summary, you are a “U.S. holder” if you are a beneficial owner of our notes and for federal income tax purposes are:

•       a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under the federal income tax laws,

•       a corporation or other entity treated as a corporation for federal income tax purposes, that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•       an estate the income of which is subject to federal income taxation regardless of its source, or

•       a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or an electing trust in existence on August 20, 1996 to the extent provided in Treasury regulations, and if your status as a U.S. holder is not overridden pursuant to the provisions of an applicable tax treaty. Conversely, you are a “non-U.S. holder” if you are a beneficial owner of our notes and are not a U.S. holder. If an entity treated as a partnership for U.S. federal income tax purposes holds our notes, the tax treatment of each partner will depend on the status of the partner and the activities and status of the partnership. You are encouraged to consult your tax advisor if you are a partner in a partnership that holds our notes.

Exchange Offer

An exchange of our outstanding notes for exchange notes will be regarded for U.S. federal income tax purposes as a nontaxable continuation of our outstanding notes. Accordingly, upon an exchange pursuant to this exchange offer:

•       you will not realize any gain or loss upon receipt of an exchange note,

•       your holding period in an exchange note will include your holding period in the outstanding note exchanged therefor, and

•       your adjusted tax basis and other tax characteristics in the exchange notes will be the same as your adjusted tax basis and other tax characteristics in the outstanding notes exchanged immediately before the exchange.

Tax Consequences for U.S. Holders

If you are a U.S. holder:

Payments of Interest.   You must generally include interest on a note in your gross income as ordinary interest income:

•       when you receive it, if you use the cash method of accounting for federal income tax purposes, or

•       when it accrues, if you use the accrual method of accounting for federal income tax purposes.

Purchase price for a note that is allocable to prior accrued interest may be treated as offsetting a portion of the interest income from the next scheduled interest payment on the note. Any interest income so offset is not taxable.

At the time the outstanding notes were issued, we could have been required upon the occurrence of certain events to pay additional interest. Because we determined that the likelihood of any such additional payments on the notes was remote, we took the position (and this discussion assumes) that the notes would not be treated as contingent payment debt instruments under the applicable Treasury regulations. Assuming our position is respected, if you were ever to receive such additional interest, you would be required to treat such additional interest as ordinary interest income and include such additional interest in income at the time payments were received or accrued, in accordance with your method of accounting for U.S. federal income tax purposes.

Our determination that the notes are not contingent payment debt instruments is not binding on the IRS. If the IRS were to challenge successfully our determination and the notes were treated as contingent payment debt instruments, you would be required, among other things, to accrue interest income (regardless of your method of accounting for federal income tax purposes) at a rate higher than the stated interest rate on the notes, and treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a note. Our determination that the notes are not contingent payment debt instruments is binding on you unless you disclose your contrary position to the IRS in the manner prescribed by applicable Treasury regulations.

Market Discount.   If you acquire a note and your adjusted tax basis in it upon acquisition is less than its principal amount, you will be treated as having acquired the note at a “market discount” unless the amount of this market discount is less than the de minimis amount (generally 0.25% of the principal amount of the note multiplied by the number of remaining whole years to maturity of the note). Under the market discount rules, you will be required to treat any gain on the sale, exchange, redemption, retirement, or other taxable disposition of a note, or any appreciation in a note in the case of a nontaxable disposition such as a gift, as ordinary income to the extent of the market discount which has not previously been included in your income and which is treated as having accrued on the note at the time of the disposition. In addition, you may be required to defer, until the maturity of the note or earlier taxable disposition, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the note. Any market discount will be considered to accrue ratably during the period from the date of your acquisition to the maturity date of the note, unless you elect to accrue the market discount on a constant yield method. In addition, you may elect to include market discount in income currently as it accrues, on either a ratable or constant yield method, in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired by you on and after the first day of the first taxable year to which the election applies, or during any subsequent taxable year, and may not be revoked without the consent of the IRS. You are encouraged to consult with your tax advisor regarding these elections.

Amortizable Bond Premium.   If you acquire a note and your adjusted tax basis in it upon acquisition is greater than its principal amount, you will be treated as having acquired the note with “bond premium.” You generally may elect to amortize this bond premium over the remaining term of the note on a constant yield method, and the amount amortized in any year will be treated as a reduction of your interest income from the note for that year. If the amount of your bond premium amortization would be lower if calculated based on an earlier optional redemption date and the redemption price on that date than the amount of amortization calculated through that date based on the note’s maturity date and its stated principal amount, then you must calculate the amount and timing of your bond premium amortization deductions assuming that the note will be redeemed on the optional redemption date at the optional redemption price. You may generally recalculate your bond premium amortization amount and schedule of deductions to the extent your note is not actually redeemed at that earlier optional redemption date. If you do not make an election to amortize bond premium, your bond premium on a note will decrease the gain or increase the loss that you otherwise recognize on a disposition of that note. Any election to amortize bond premium applies to all debt obligations, other than debt obligations the interest on which is excludable from gross income, that you hold on the first day of the first taxable year to which the election applies and that you thereafter acquire. You may not revoke an election to amortize bond premium without the consent of the IRS. You are encouraged to consult with your tax advisor regarding this election.

Disposition of a Note.   Upon the sale, exchange (other than an exchange pursuant to this exchange offer), redemption, retirement or other disposition of a note, you generally will recognize taxable gain or loss in an amount equal to the difference, if any, between (1) the amount you receive in cash or in property, valued at its fair market value, upon this sale, exchange, redemption, retirement or other disposition, other than amounts representing accrued and unpaid interest which will be taxable as interest income, and (2) your adjusted tax basis in the note. Your adjusted tax basis in the note will, in general, equal your acquisition cost for the note, exclusive of any amount paid allocable to prior accrued interest, as increased by any market discount you have included in income in respect of the note, and as decreased by any amortized bond premium on the note. Except with respect to accrued market discount, your gain or loss will be capital gain or loss, and will be long-term capital gain or loss if you have held the note for more than one year at the time of disposition. For noncorporate U.S. holders, preferential rates of tax may apply to long-term capital gains.

Tax Consequences for Non-U.S. Holders

If you are a non-U.S. holder:

Generally.   You will not be subject to federal income taxes on payments of principal, premium, if any, or interest on a note, or upon the sale, exchange, redemption, retirement or other disposition of a note, if:

•       you do not own directly or indirectly 10% or more of the total voting power of all classes of our voting shares,

•       your income and gain in respect of the note is not effectively connected with the conduct of a United States trade or business,

•       you are not a controlled foreign corporation that is related to or under common control with us,

•       either we or the applicable paying agent, acting as the Withholding Agent, have received from you a properly executed, timely, applicable IRS Form W-8 or substantially similar form in the year in which a payment of interest, principal or premium occurs, or in a previous calendar year to the extent provided for in the instructions to the applicable IRS Form W-8, and

•       in the case of gain upon the sale, exchange, redemption, retirement or other disposition of a note recognized by an individual non-U.S. holder, you were present in the United States for less than 183 days during the taxable year in which the gain was recognized.

The IRS Form W-8 or a substantially similar form must be signed by you under penalties of perjury certifying that you are a non-U.S. holder and providing your name and address, and you must inform the Withholding Agent of any change in the information on the statement within 30 days of the change. If you hold a note through a securities clearing organization or other qualified financial institution, the organization or institution may provide a signed statement to the Withholding Agent. However, in that case, the signed statement must generally be accompanied by a statement containing the relevant information from the executed IRS Form W-8 or substantially similar form that you provided to the organization or institution. If you are a partner in a partnership holding our notes, both you and the partnership must comply with applicable certification requirements.

Except in the case of income or gain in respect of a note that is effectively connected with the conduct of a United States trade or business, discussed below, interest received or gain recognized by you which does not qualify for exemption from taxation will be subject to U.S. federal income tax at a rate of 30%, which will be withheld in the case of interest, unless reduced or eliminated by an applicable tax treaty. You must generally use an applicable IRS Form W-8, or a substantially similar form, to claim tax treaty benefits. If you are a non-U.S. holder claiming benefits under an income tax treaty, you should be aware that you may be required to obtain a taxpayer identification number and to certify your eligibility under the applicable treaty’s limitations on benefits article in order to comply with the applicable certification requirements of the Treasury regulations.

Effectively Connected Income and Gain.   If you are a non-U.S. holder whose income and gain in respect of a note is effectively connected with the conduct of a United States trade or business, you will be subject to regular federal income tax on this income and gain in generally the same manner as U.S. holders, and general federal income tax return filing requirements will apply. In addition, if you are a corporation, you may be subject to a branch profits tax equal to 30% of your effectively connected adjusted earnings and profits for the taxable year, unless you qualify for a lower rate under an applicable tax treaty. To obtain an exemption from withholding on interest on the notes that is effectively connected with the conduct of a United States trade or business, you must generally supply to the Withholding Agent an applicable IRS Form W-8, or a substantially similar form.

Information Reporting and Backup Withholding

Information reporting and backup withholding may apply to interest and other payments to you under the circumstances discussed below. Amounts withheld under backup withholding are generally not an additional tax and may be refunded or credited against your federal income tax liability, provided that you furnish the required information to the IRS. The backup withholding rate is currently 28%.

If you are a U.S. Holder.   You may be subject to backup withholding when you receive interest payments on a note or proceeds upon the sale, exchange, redemption, retirement or other disposition of a note. In general, you can avoid this backup withholding if you properly execute under penalties of perjury an IRS Form W-9 or a substantially similar form on which you:

•       provide your correct taxpayer identification number, and

•       certify that you are exempt from backup withholding because (a) you are a corporation or come within another enumerated exempt category, (b) you have not been notified by the IRS that you are subject to backup withholding, or (c) you have been notified by the IRS that you are no longer subject to backup withholding.

If you do not provide your correct taxpayer identification number on the IRS Form W-9 or a substantially similar form, you may be subject to penalties imposed by the IRS.

Unless you have established on a properly executed IRS Form W-9 or a substantially similar form that you are a corporation or come within another enumerated exempt category, interest and other payments on the notes paid to you during the calendar year, and the amount of tax withheld, if any, will be reported to you and to the IRS.

If you are a Non-U.S. Holder.   The amount of interest paid to you on a note during each calendar year, and the amount of tax withheld, if any, will generally be reported to you and to the IRS. This information reporting requirement applies regardless of whether you were subject to withholding or whether withholding was reduced or eliminated by an applicable tax treaty. Also, interest paid to you on a note may be subject to backup withholding unless you properly certify your non-U.S. holder status on an IRS Form W-8 or a substantially similar form in the manner described above, under “Tax Consequences for Non-U.S. Holders.” Similarly, information reporting and backup withholding will not apply to proceeds you receive upon the sale, exchange, redemption, retirement or other disposition of a note, if you properly certify that you are a non-U.S. holder on an IRS Form W-8 or a substantially similar form. Even without having executed an IRS Form W-8 or a substantially similar form, however, in some cases information reporting and backup withholding may not apply to proceeds you receive upon the sale, exchange, redemption, retirement or other disposition of a note, if you receive those proceeds through a broker’s foreign office.

PLAN OF DISTRIBUTION

Under existing interpretations of the staff of the SEC, the exchange notes would generally be freely tradable after the completion of the exchange offer without further compliance with the registration and prospectus delivery requirements of the Securities Act. However, any participant in the exchange offer who is an affiliate of ours or who intends to participate in the exchange offer for the purposes of distributing the exchange notes: (1) will not be able to rely on the interpretations of the staff of the SEC; (2) will not be entitled to participate in the exchange offer; and (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the outstanding notes, unless the sale or transfer is made pursuant to an exemption from those requirements. Each holder of outstanding notes who wishes to exchange outstanding notes for exchange notes pursuant to the exchange offer will be required to represent to us at the time of the consummation of the exchange offer that: (1) it is not an affiliate of ours; (2) it is not a broker-dealer tendering outstanding notes acquired directly from us for its own account; (3) the exchange notes to be received by it will be acquired in the ordinary course of its business; (4) it is not engaged and does not intend to engage in and has no arrangements or understandings with any person to participate in the distribution, within the meaning of the Securities Act, of the exchange notes; and (5) it is not prohibited by any law or policy of the SEC from participating in the exchange offer. Our consummation of the exchange offer is subject to certain conditions described in the section “The Exchange Offer—Conditions” and in the registration rights agreement including, without limitation, our receipt of the representations from participating holders as described above and in the registration rights agreement.

In addition, in connection with any resales of the exchange notes, exchanging broker-dealers must deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position that exchanging broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange notes with the prospectus contained in the exchange offer registration statement. As a result, each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for notes where such notes were acquired as a result of market making activities or other trading activities. We have agreed to make this prospectus, and any amendment or supplement thereto, available to any such broker-dealer for use in connection with any resale of any exchange notes for a period of the lesser of 90 days after the consummation of the exchange offer and the date on which all broker-dealers have sold all exchange notes held by them (unless such period is extended pursuant to the terms of the registration rights agreement).

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We will furnish as many copies of this prospectus, as amended or supplemented, as any broker-dealer who notifies us that it is using this registration statement reasonably requests, for use in connection with any such resale. We have agreed to pay all expenses incident to the exchange offer (including the attorneys’ fees of certain parties to the registration rights agreement) other than underwriting discounts and commissions, if any, relating to the sale or disposition of the outstanding notes by a holder of the outstanding notes, and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act. We have also agreed to pay all transfer taxes, if any, applicable to the exchange of the outstanding notes for exchange notes. The tendering holder of outstanding notes, however, will pay applicable taxes if: (1) certificates representing outstanding notes not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered; (2) if tendered, the certificates representing outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or (3) if a transfer tax is imposed for any reason other than the exchange of the outstanding notes in the exchange offer.

LEGAL MATTERS

Sullivan & Worcester LLP, as to certain matters of Massachusetts law, and Venable LLP, as to certain matters of Maryland law, will pass upon the validity of the offered securities for us. Sullivan & Worcester LLP also represents Reit Management & Research LLC, our manager, and certain of its affiliates on various matters.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2006, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2006, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The audited historical financial statements and financial statement schedule of Travel Centers of America, Inc. which appear in the TravelCenters of America LLC Annual Report on Form 10-K for the year ended December 31, 2006 which is incorporated by reference in Hospitality Properties Trust’s Current Report on Form 8-K dated April 3, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

STATEMENT CONCERNING LIMITED LIABILITY

The declaration of trust of HPT, amended and restated on August 21, 1995, a copy of which, together with all amendments and supplements thereto, is duly filed in the office of the State Department of Assessments and Taxation of Maryland, provides that the name “Hospitality Properties Trust” refers to the trustees under the declaration of trust, as so amended and supplemented, collectively as trustees, but not individually or personally, and that no trustee, officer, shareholder, employee or agent of HPT shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, HPT. All persons dealing with HPT, in any way, shall look only to the assets of HPT for the payment of any sum or the performance of any obligation.

WHERE YOU CAN FIND MORE INFORMATION

You may read and copy any material that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also access our SEC filings over the internet at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are incorporating by reference certain information into this prospectus. This means that we are disclosing important information to you by referring you to other documents filed with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we subsequently file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

•       our Annual Report on Form 10-K for the year ended December 31, 2006; and

•       our Current Reports on Form 8-K dated December 12, 2006 (as amended by a Current Report on Form 8-K/A dated December 12, 2006), December 18, 2006, January 5, 2007, January 11, 2007 (as amended by a Current Report on Form 8-K/A dated January 11, 2007), January 22, 2007, January 29, 2007, February 9, 2007, February 13, 2007, February 15, 2007, March 1, 2007, March 7, 2007, March 8, 2007, March 12, 2007 and April 3, 2007.

We also incorporate by reference each of the following documents that we may file with the SEC after the date of this prospectus but before the settlement date:

•       Reports filed under Sections 13(a) and (c) of the Exchange Act;

•       Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent shareholders’ meeting; and

•       Any reports filed under Section 15(d) of the Exchange Act.

You may request a copy of any of the filings (excluding exhibits other than those which we specifically incorporate by reference in this prospectus), at no cost, by writing or telephoning us at the following address:

Investor Relations
Hospitality Properties Trust
400 Centre Street
Newton, Massachusetts 02458
(617) 964-8389

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement.

$300,000,000

Hospitality Properties Trust

Offer to Exchange

All Outstanding 5.625% Senior Notes Due 2017

for

5.625% Senior Notes Due 2017

of

Hospitality Properties Trust

PROSPECTUS

PART II

Item 20.                 Indemnification of Directors and Officers

To the maximum extent permitted by Maryland law, our declaration of trust and bylaws include provisions limiting the liability of our present and former trustees and officers for money damages and obligating us to indemnify them against any claim or liability to which they may become subject by reason of their status or actions as our present or former trustees or officers. Our declaration of trust also obligates us to pay or reimburse the people described above for reasonable expenses in advance of final disposition of a proceeding.

The Maryland REIT Law permits a real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent permitted by the Maryland General Corporation Law for directors and officers of Maryland corporations. The Maryland General Corporation Law permits a corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:

•       the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•       the director or officer actually received an improper personal benefit in money, property or services; or

•       in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Additionally, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of that corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of the following:

•       a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

•       a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

We have also entered into indemnification agreements with our trustees and certain of our officers providing for procedures for indemnification by us to the fullest extent permitted by law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us.

The SEC has expressed the opinion that indemnification of trustees, officers or persons otherwise controlling a company for liabilities arising under the Securities Act of 1933, as amended, is against public policy and is therefore unenforceable.

Reference is made to our bylaws filed as Exhibit 3.1 to our Current Report on Form 8-K dated March 10, 2004. Reference is also made to our declaration of trust, as amended, filed as Exhibit 3.1 to our Current Report on Form 8-K dated May 24, 2006, as amended on March 5, 2007, which amendment was filed as Exhibit 3.1 to our Current Report on Form 8-K dated March 7, 2007. Reference is also made to our indemnification agreements with our trustees and officers filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.

In addition, the registration rights agreement (Exhibit 4.10) pursuant to which we filed this registration statement contains provisions for indemnification by the selling security holders of our officers, trustees and controlling persons.

Item 21.                 Exhibits

Exhibit No.	Description
3.1	Composite copy of Amended and Restated Declaration of Trust dated August 21, 1995, as amended(1)
3.2	Articles Supplementary dated June 2, 1997(2)
3.3	Articles Supplementary dated May 16, 2000(3)
3.4	Articles Supplementary dated December 9, 2002(4)
3.5	Articles Supplementary dated February 15, 2007(5)
3.6	Articles Supplementary dated March 5, 2007(6)
3.7	Articles of Amendment dated March 5, 2007(6)
3.8	Composite copy of Amended and Restated Bylaws of Hospitality Properties Trust, as amended to date (7)
4.1	Registration Rights Agreement, dated as of March 12, 2007, between Hospitality Properties Trust and the Initial Purchasers named therein(8)
4.2	Indenture, dated as of February 25, 1998, between Hospitality Properties Trust and U.S. Bank National Association (as successor trustee to State Street Bank and Trust Company)(2)
4.3

Supplemental Indenture No. 11 related to the 5.625% Senior Notes due 2017, dated as of March 12, 2007, between Hospitality Properties Trust and U.S. Bank National Association, as Trustee, including the form of 5.625% Senior Note due 2017(8)

5.1	Opinion of Sullivan & Worcester LLP*
5.2	Opinion of Venable LLP*
8.1	Opinion of Sullivan & Worcester LLP re: tax matters*
12.1	Computation of Ratio of Earnings to Fixed Charges (9)
23.1	Consent of Ernst & Young LLP*
23.2	Consent of PriceWaterhouse Coopers LLP*
23.3	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1)*
23.4	Consent of Venable LLP (included in Exhibit 5.2)*
23.5	Consent of Sullivan & Worcester LLP (included in Exhibit 8.1)*
24.1	Powers of Attorney of certain officers and trustees (included on signature pages)*
25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association*
99.1	Form of Letter of Transmittal with respect to the Exchange Offer*
99.2	Form of Notice of Guaranteed Delivery with respect to the Exchange Offer*
99.3	Form Letter to Clients*
99.4	Form Letter to Depository Trust Company Participants.*

*                    Filed herewith.

(1)          Incorporated by reference to the Company’s Current Report on Form 8-K dated May 24, 2006.

(2)          Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 1997.

(3)          Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000.

(4)          Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

(5)          Incorporated by reference to the Company’s Current Report on Form 8-K dated February 15, 2007.

(6)          Incorporated by reference to the Company’s Current Report on Form 8-K dated March 7, 2007.

(7)          Incorporated by reference to the Company’s Current Report on Form 8-K dated March 10, 2004.

(8)          Incorporated by reference to the Company’s Current Report on Form 8-K dated March 12, 2007.

(9)          Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Item 22.                 Undertakings

(a)   The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)   That, for the purpose of determining any liability under Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   For the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first Use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(c)   The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and

(4)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(d)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(f)    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on April 5, 2007.

HOSPITALITY PROPERTIES TRUST
By:	/s/ John G. Murray
John G. Murray
President, Chief Operating Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed below by the following persons in the capacities and on the dates indicated; and each of the undersigned officers and trustees of Hospitality Properties Trust, hereby severally appoints John G. Murray, Adam D. Portnoy and Barry M. Portnoy to sign for him, and in his name in the capacity indicated below, this registration statement for the purpose of registering such securities under the Securities Act of 1933, and any and all amendments thereto, and any other registration statement filed by Hospitality Properties Trust pursuant to Rule 462(b) which registers additional amounts of such securities for the offering or offerings contemplated by this registration statement (a “462(b) Registration Statement”) hereby ratifying and confirming their signatures as they may be signed by their attorneys to this registration statement, any 462(b) Registration Statement and any and all amendments to either thereof.

Signature	Title	Date
/s/ John G. Murray	President, Chief Operating Officer and Secretary	April 5, 2007
John G. Murray
/s/ Mark L. Kleifges	Treasurer and Chief Financial Officer	April 5, 2007
Mark L. Kleifges	(principal financial officer and principal accounting officer)
/s/ Frank J. Bailey	Trustee	April 5, 2007
Frank J. Bailey
/s/ John L. Harrington	Trustee	April 5, 2007
John L. Harrington
/s/ William A. Lamkin	Trustee	April 5, 2007
William A. Lamkin
/s/ Adam D. Portnoy	Trustee	April 5, 2007
Adam D. Portnoy
/s/ Barry M. Portnoy	Trustee	April 5, 2007
Barry M. Portnoy